UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       July 16, 2009

Virage Logic Corporation
(Exact name of registrant as specified in its charter)

000-31089
(Commission File Number)

Delaware	77-0416232
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

47100 Bayside Parkway
Fremont, California 94538
(Address of principal executive offices, with zip code)

(510) 360-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(c)  On July 16, 2009, Virage Logic Corporation (the “Company”) received a letter of reprimand (the “Letter”) from the NASDAQ Listing Qualifications Department (the “Department”) of The NASDAQ Stock Market LLC stating that the Department had determined that the Company had failed to comply with the stockholder approval requirement of NASDAQ Listing Rule 5635 (the “Rule”; formerly Listing Rule 4350(i)) in connection with the option exchange tender offer conducted by the Company from May 29, 2008 to June 27, 2008 (the “Option Exchange”).

The Department noted in the Letter that the Company had sought and relied on the advice of counsel prior to proceeding with the Option Exchange without prior stockholder approval.  The Department also noted (1) that the Company had not demonstrated a pattern of non-compliance with NASDAQ rules and (2) that the Department believed  the Company’s failure to comply with the Rule was inadvertent.

 The issuance of the Letter completed the Department’s review of the matter.  The issuance of the Letter does not affect the listing or trading status of the Company’s common stock on The NASDAQ Global Market.  The Company plans to amend its 2002 Equity Incentive Plan to explicitly require stockholder approval prior to any future option exchange tender offers, option repricings or similar actions.

A copy of the press release issued by the Company on July 20, 2009 regarding this matter is attached to this Current Report on Form 8-K as exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Virage Logic Corporation dated July 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 20, 2009	VIRAGE LOGIC CORPORATION

/s/ Brian Sereda
Brian Sereda
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release of Virage Logic Corporation dated July 20, 2009.